EXHIBIT 23.1


                  CONSENT OF INDEPENDENT AUDITORS

      I hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-74560 and 333-70431) of Quest Resource Corporation of my report dated August 1, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10-KSB/A.



/S/ CLYDE BAILEY
-------------------
Clyde Bailey, P.C.

San Antonio, Texas
September 15, 2003